Exhibit 1.3
to Registration Statement
(Registration No. 333-35432)

CENTURYTEL, INC.

$400,000,000 7.750% Remarketable Senior Notes, Series I, due 2012

UNDERWRITING AGREEMENT

October 12, 2000

Banc of America Securities LLC
Salomon Smith Barney Inc.

c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina 28255

Dear Ladies and Gentlemen:

CenturyTel, Inc., a Louisiana corporation (the "Company"), proposes to issue and sell an aggregate of $400,000,000 principal amount of the Company's 7.750% Remarketable Senior Notes, Series I, due 2012 (the "Series I Notes" or the " Securities") to be issued pursuant to an Indenture dated as of March 31, 1994 (the "Indenture"), between the Company and Regions Bank (successor to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee (the "Trustee "). The Securities will be sold to Banc of America Securities LLC and Salomon Smith Barney Inc. (collectively, the "Underwriters").

The purchase price for the Securities to be paid by the Underwriters shall be agreed upon by the Company and the Underwriters and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the " Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

The Company confirms as follows its agreements with the Underwriters.

1. AGREEMENT TO SELL AND PURCHASE.

(a) On the basis of the representations, warranties and agreements of the parties herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named in Schedule I hereto, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I, plus such additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to Section 10 hereof, all at the purchase price to be agreed upon by the Underwriters and the Company in accordance with Section 1(b) and as set forth in the Price Determination Agreement.

(b) The purchase price for the Securities to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the Execution Date (as hereinafter defined), and a Final Prospectus (as hereinafter defined) containing such price information shall be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act").

2. DELIVERY AND PAYMENT.

Delivery of the Securities shall be made to the Underwriters for the accounts of the Underwriters against payment of the purchase price by wire transfer in same day funds to the Company or its order at the office of Winthrop, Stimson, Putnam & Roberts or at such other location as the parties may agree. Such payment shall be made at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than five business days after the date of this Agreement, as may be agreed upon by the Company and the Underwriters (such date is hereinafter referred to as the "Closing Date").

Certificates evidencing the Securities shall be in temporary or definitive form and shall be registered in such names and in such authorized denominations as the Underwriters shall request by written notice to the Company at least two business days prior to the Closing Date. For the purpose of expediting the checking and packaging of certificates for the Securities, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date.

The cost of original issue tax stamps, if any, in connection with the issuance and sale of the Securities by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other issuance taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to and covenants with each Underwriter that:

(a) The Company meets the requirements for use of Form S-3. A registration statement (Registration No. 333-35432) on Form S-3 relating to the registration of $2 billion of Senior Debt Securities, Preferred Stock, Common Stock and Warrants (in each case as described in the Basic Prospectus hereinafter referred to), and the offering thereof from time to time in accordance with Rule 415 under the Act, including a Basic Prospectus (as hereinafter defined) and such amendments to such registration statement as may have been required to the date of this Agreement, has been (i) prepared by the Company under the provisions of the Act, and the rules and regulations thereunder (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"); (ii) filed with the Commission; and (iii) declared effective by the Commission. Copies of such registration statement and amendments, if any, and of any Preliminary Prospectus (as hereinafter defined) used by the Company have been delivered to the Underwriters. The offering of the Securities is a Delayed Offering (as hereinafter defined) and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the Act and the Rules and Regulations to be included in the Final Prospectus, such Basic Prospectus includes all such information required by the Act and the Rules and Regulations to be included therein as of the Effective Date (as hereinafter defined). The Company will file the Final Prospectus in accordance with Rule 424(b) of the Rules and Regulations. As filed, the Final Prospectus shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Date or, to the extent not completed at the Execution Date, shall contain such specific additional information and other changes (beyond that contained in such Basic Prospectus and any Preliminary Prospectus) as the Company has advised you prior to the Execution Date.

The term "Registration Statement" means such registration statement as amended or supplemented to the date hereof, including financial statements and other documents incorporated by reference therein and all exhibits, each as amended, and, in the event any post-effective amendment to such registration statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. The term "Effective Date" means the later of the date the Registration Statement initially became effective, the date that any post-effective amendment or amendments thereto became or become effective or the date of the filing of the Company's most recent Annual Report on Form 10-K. The term "Execution Date" means the date that this Agreement is executed and delivered by the parties hereto. The term "Basic Prospectus" means the prospectus contained in and forming a part of the Registration Statement as of the Effective Date, including documents incorporated or documents deemed to be incorporated therein. In the event that (i) the Basic Prospectus shall have been amended, revised or supplemented (but excluding supplements to the Basic Prospectus relating solely to Preferred Stock, Common Stock, Warrants or Senior Debt Securities other than the Securities) prior to the Effective Date (including without limitation by the Preliminary Prospectus) or (ii) the Company shall have filed documents pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement became effective and prior to the Effective Date (but excluding documents incorporated therein by reference relating solely to Preferred Stock, Common Stock, Warrants or Senior Debt Securities other than the Securities) which are deemed to be incorporated by reference in the Basic Prospectus pursuant to Item 12 of Form S-3, the term "Basic Prospectus" as used herein shall also mean such prospectus as so amended, revised or supplemented and reflecting such incorporation by reference. The term "Preliminary Prospectus" means any preliminary prospectus (or any supplement thereto) which describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus. The term "Final Prospectus" means the prospectus supplement relating to the Securities as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Execution Date, together with the Basic Prospectus. The term "Delayed Offering" means an offering of securities pursuant to Rule 415 under the Rules and Regulations which does not commence promptly after the effective date of a registration statement.

(b) On the Effective Date, the Registration Statement did and when the Final Prospectus is first filed with the Commission pursuant to Rule 424(b), the Final Prospectus (and any supplement thereto), including the financial statements included or incorporated by reference in the Final Prospectus, will comply in all material respects with the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations thereunder (the "Trust Indenture Act Rules and Regulations") and will contain all information required to be included therein in accordance with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date the Final Prospectus (together with any supplement thereto) is first filed with the Commission pursuant to Rule 424(b) and at the Closing Date, the Final Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Final Prospectus (or any supplement thereto). On the Effective Date, the date the Final Prospectus is first filed with the Commission pursuant to Rule 424(b), and at all subsequent times to and including the Closing Date, the Indenture did or will comply with all applicable provisions of the Trust Indenture Act and the Trust Indenture Act Rules and Regulations.

(c) The documents which are incorporated by reference in the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations, as applicable.

(d) Each of the Company and each of its subsidiaries listed on Schedule II hereto (the "Subsidiaries") is, and at the Closing Date will be, a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of the Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Final Prospectus. Each of the Company and each of the Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation or limited liability company in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified or licensed would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, (i) "subsidiaries" shall mean (a) the Company's directly and indirectly majority-owned corporate subsidiaries, (b) the Company's directly and indirectly majority-owned limited liability companies and (c) the partnerships, joint ventures and other entities of which the Company or any subsidiary is the majority owner or managing general partner and (ii) the phrase "Company and its subsidiaries, taken as a whole" shall be construed to include minority-owned partnerships in which a corporate subsidiary of the Company is a limited partner, but only to the extent of the Company's equity interests in such partnerships. Complete and correct copies of the certificate of incorporation, by-laws or other organizational documents of the Company and each of the Subsidiaries and all amendments thereto have been made available to the Underwriters, and no changes therein will be made subsequent to the Execution Date and prior to the Closing Date.

(e) The Securities have been duly and validly authorized and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits provided by the Indenture except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(f) The description of the Securities and the Indenture in the Registration Statement and the Final Prospectus is, and at the Closing Date will be, complete and accurate in all material respects and, insofar as such description contains statements constituting a summary of the legal matters or documents referred to therein, such description fairly summarizes the information referred to therein.

(g) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Final Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement or the Final Prospectus. The selected consolidated financial data included in the Registration Statement or the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included in the Registration Statement or the Final Prospectus. The pro forma financial information included or incorporated by reference in the Final Prospectus has been prepared on a basis consistent with the historical financial statements incorporated by reference in the Final Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the notes to such financial information and gives effect to assumptions made on a reasonable basis. No other financial statements or schedules of the Company are required by the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules and Regulations to be included in or incorporated by reference into the Registration Statement or the Final Prospectus. KPMG LLP ("KPMG") and Arthur Anderson & Co. LLP, who have reported on certain financial statements and schedules incorporated by reference in the Registration Statement and the Prospectus, are independent accountants with respect to the Company and GTE Corporation, respectively, as required by the Act and the Rules and Regulations.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Final Prospectus, (i) there has not been and will not have been any material change in the capitalization of the Company, (ii) there has not been and will not have been any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever, (iii) except in the ordinary course of business, neither the Company nor any of the Subsidiaries has incurred nor will it voluntarily incur any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries, taken as a whole, and (iv) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock except cash dividends paid in the ordinary course of business and consistent with past practice.

(i) The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

(j) Except as set forth in the Registration Statement and the Final Prospectus, there are no actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, that is likely to materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. Except as set forth in the Registration Statement and the Final Prospectus, all actions, suits or proceedings now pending against the Company or any of its subsidiaries, or any of their respective officers in their capacities as such, before any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, if decided or resolved in a manner unfavorable to the Company or any of its subsidiaries, would not be likely to, singly or in the aggregate, materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

(k) The Company and each of the Subsidiaries has, and at the Closing Date will have, (i) such franchises, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the absence of which would not be likely to have a materially adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such franchise, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be likely to materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) complied in all material respects with all laws, statutes, ordinances, rules, regulations, orders or decrees of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or any Subsidiary or any of the property or assets of the Company or any Subsidiary (including, without limitation, any such laws, statutes, ordinances, rules, regulations, orders or decrees with respect to environmental protection or the release, handling, treatment, storage or disposal of hazardous substances or toxic wastes), the failure to comply with which would be likely to materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, and (iii) performed in all material respects all of its obligations required to be performed by it under any material contract or other instrument to which it is a party or by which its property is bound or affected, and is not, and at the Closing Date, will not be, in default under any such contract or instrument the effect of which would be likely to materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. To the best knowledge of the Company, no other party under any material contract or other instrument to which it or any Subsidiary is a party is in default in any respect thereunder, except for any such defaults (alone or collectively) that would not be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole; provided that it is understood and agreed that neither the Company nor any Subsidiary has undertaken any special investigation to determine compliance by such other parties under any such contract or other instrument. The Company is not, and at the Closing Date, will not be, in violation of any provision of its articles of incorporation or by-laws or in default in any material respect under any agreement or instrument evidencing indebtedness for borrowed money. The Subsidiaries are not, and at the Closing Date, will not be, in violation of any material provision of their respective articles of incorporation or by-laws (or comparable organizational documents) or in default under any agreement or instrument evidencing indebtedness for borrowed money (A) as a result of the failure to make one or more payments in excess of $5 million in the aggregate that are due and owed thereunder, or (B) otherwise in any respect which is likely to have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

(l) No consent, approval, authorization or order of, or any filing, registration, qualification or declaration with, any court or governmental agency or body is required for (i) the execution, delivery or performance of this Agreement, the Securities or the Indenture by the Company, (ii) the authorization, offer, issuance, transfer, sale or delivery of the Securities by the Company in accordance herewith or (iii) the consummation by the Company of the transactions on its part contemplated herein and by the Indenture, except such as may have been obtained under the Act, the Rules and Regulations, the Trust Indenture Act or the Trust Indenture Act Rules and Regulations and such as may be required under foreign or state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Securities by the Underwriters.

(m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Underwriters, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with the terms hereof, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnity and contribution hereunder may be limited by federal or state laws relating to securities or the policies underlying such laws. The Indenture has been duly authorized and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance by the Company of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or, except as disclosed in the Registration Statement or the Final Prospectus, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation or by-laws (or comparable instruments) of the Company or any of the Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is or are bound or affected, or violate or conflict with any franchise or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries.

(n) The Company and each of the Subsidiaries has good and marketable title to all franchises, properties and assets owned by it which are material to the business or operations of the Company and its subsidiaries, taken as a whole (including without limitation the stock or other equity interests of all subsidiaries), free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Final Prospectus and except immaterial liens which do not affect the operations or financial condition of the Company. The Company and each of the Subsidiaries has valid, subsisting and enforceable leases for the properties leased by it, with such exceptions as would not materially interfere with the business or operations of the Company and it subsidiaries, taken as a whole.

(o) All existing material contracts described in the Final Prospectus to which the Company or any of the Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Such described contracts are the only contracts required to be described in the Final Prospectus by the Act and the Rules and Regulations.

(p) No statement, representation, warranty or covenant made by the Company in this Agreement or the Indenture or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

(r) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Securities, suspends the effectiveness of the Registration Statement, prevents or suspends the use of the Preliminary Prospectus, or suspends the sale of the Securities in any jurisdiction referred to in Section 4(f) below, provided, however, that to the extent this representation relates to state securities or "blue sky" laws and laws of jurisdictions other than the United States and its political subdivisions, it shall be limited to the knowledge of the Company. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued and served on the Company or any of its Subsidiaries with respect to the Company or any of its Subsidiaries that would prevent or suspend the issuance or sale of the Securities, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 4(f) below.

(s) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in any jurisdiction referred to in Section 4(f) below in contravention of applicable law, provided that no representation is made herein as to the activities of any Underwriter.

4. AGREEMENTS OF THE COMPANY.

The Company agrees with each of the Underwriters as follows:

(a) The Company will not, from the Execution Date until the end of such period as the Final Prospectus is required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Final Prospectus, unless a draft thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

(b) The Company will notify the Underwriters promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Final Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company requires the Company to file an amendment or supplement to the Registration Statement and (5) of receipt by the Company, or any representatives or attorney of the Company, of any other communication from the Commission relating to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus or the offering of the Securities. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(c) The Company will furnish to the Underwriters, without charge, one complete copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Final Prospectus), and will upon request furnish to the Underwriters, without charge, for transmittal to each of the other Underwriters, additional copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits and documents incorporated by reference therein.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) The Company will deliver to each of the Underwriters, without charge, as many copies of the Final Prospectus or any supplement thereto, as the Underwriters may reasonably request. The Company consents to the use of any Preliminary Prospectus and the Final Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during which a prospectus is required by law to be delivered in connection therewith. If during such period of time, any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Final Prospectus in order to make any statement therein, in the light of the circumstances under which it was made when delivered, not misleading, or if it is necessary to supplement the Final Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement thereto or a document under the Exchange Act deemed to be incorporated therein, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into any Preliminary Prospectus or the Final Prospectus, unless a draft thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

(f) Prior to any public offering of the Securities by the Underwriters, the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such United States jurisdictions and similar laws of such foreign jurisdictions as the Underwriters may request, and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or general taxation in any jurisdiction where it is not now so subject.

(g) During the period of five years commencing on the Effective Date, the Company will make available to each Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will make available to each Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

(h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Execution Date falls, an earning statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, within the meaning of and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus and any amendment or supplement to the Registration Statement or the Final Prospectus, (2) the preparation and delivery of certificates representing the Securities, (3) the printing of this Agreement, any Agreement among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (5) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (6) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such United States jurisdictions and similar laws of such foreign jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) counsel to the Company, (8) the transfer agent and registrar for the Securities, (9) the rating of the Securities by one or more rating agencies, and (10) the Trustee and any agent of the Trustee and the fees, disbursements and other charges of counsel for the Trustee in connection with the Indenture and the Securities.

(j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (other than pursuant to Section 10) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

(k) The Company will not at any time, directly or indirectly, take any action described in Section 3(s).

(l) The Company will apply the net proceeds from the offering and sale of the Securities in the manner set forth in the Final Prospectus under "Use of Proceeds".

(m) Until sixty (60) days from the Execution Date, the Company will not, without the consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of, by public offering, or announce the public offering of, any other debt securities of the Company other than the Securities and such other debt securities that are concurrently being offered for sale in the Final Prospectus, it being understood that this restriction shall not prevent the Company from privately placing commercial paper, syndicating debt incurred under credit facilities, or engaging in interest rate swaps.

5. (intentionally left blank)

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any United States jurisdiction or similar laws of such foreign jurisdictions designated pursuant to Section 4(f) shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities with respect to the offering of the Securities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the Execution Date no amendment or supplement to the Registration Statement or the Final Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(b) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Final Prospectus and (ii) neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Final Prospectus, and which in each case in clause (ii) is material to the Company and its subsidiaries, taken as a whole, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriters in accordance with the terms hereof and thereof.

(c) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

(d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

(e) On the Closing Date, the Underwriters shall have received an opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Harvey P. Perry, Esq., General Counsel of the Company and from Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., special U.S. counsel to the Company, to the effects set forth in Exhibits B and C hereto, respectively.

(f) On the Closing Date, the Underwriters shall have received an opinion, dated the Closing Date, from Winthrop, Stimson, Putnam & Roberts, counsel to the Underwriters, with respect to the Registration Statement, the Final Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of the State of Louisiana, upon the opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, and certificates of public officials.

(g) Concurrently with the execution and delivery of this Agreement, KPMG and Arthur Anderson & Co. LLP shall each have furnished to the Underwriters a letter, dated the date of this Agreement, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Company and GTE Corporation, respectively, as required by the Act and the Rules and Regulations and concerning the financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date, KPMG shall have furnished to the Underwriters a letter, dated the date of the Closing Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from KPMG, that nothing has come to their attention during the period from the date of their letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in their letter dated the Execution Date if it were required to be dated and delivered at the Closing Date.

(h) At the Closing Date, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed on behalf of the Company by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement and the Final Prospectus and (A) the Registration Statement is true and correct in all material respects and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading, (B) the Final Prospectus is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not untrue or misleading (it being understood that to the extent a statement in the Registration Statement or Final Prospectus, including any documents deemed to be incorporated by reference therein, refers to and speaks as of a specific date, each signer of such certificate only represents with respect to such statement that it was true and correct in all material respects as of such date), and (C) since the Execution Date, no event has occurred as a result of which it is necessary to supplement the Final Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Final Prospectus that has not been so filed.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are true and correct in all material respects.

(iii) Each of the covenants required herein to be performed by the Company on or prior to the Closing Date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the Closing Date has been duly, timely and fully complied with.

(i) The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Final Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Final Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

7. CONDITIONS OF OBLIGATIONS OF THE COMPANY. (a) The Company's obligation to sell the Securities to the Underwriters on the Closing Date is conditioned upon the execution and delivery on or prior to the Closing Date of the Remarketing Agreement relating to the Securities by the Company and Banc of America Securities LLC.

8. INDEMNIFICATION.

(a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in any prior registration statement to which the Final Prospectus, as a combined prospectus under Rule 429 of the Rules and Regulations, may relate), the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Final Prospectus, or the omission or alleged omission to state in (i) the Registration Statement, any amendment or supplement thereto a material fact required to be stated in it or necessary to make the statements in it not misleading, or (ii) the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus and provided further, that the Company shall not be liable in any such case under the indemnity agreement in this Section 8(a) with respect to any Preliminary Prospectus or Final Prospectus, to the extent that any such loss, claim, liability, expense or damage results from the fact that the Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus or of the Final Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to the Underwriter and the loss, claim, liability, expense or damage of the Underwriter, the directors, officers, employees or agents of the Underwriter or any person who controls the Underwriter results from an untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in the Preliminary Prospectus which was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement is in addition to any liability that the Company might otherwise have.

(b) Each Underwriter will indemnify and hold harmless the Company and its officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus. This indemnity is in addition to any liability that each Underwriter might otherwise have.

(c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus any local counsel retained by you in your reasonable judgment) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided that if at any time such indemnified party shall have requested in writing such indemnifying party to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

9. TERMINATION.

The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date in the sole discretion of the Underwriters by notice to the Company from the Underwriters, without liability on the part of any Underwriter to the Company, if, since the Execution Date but prior to delivery and payment for the Securities, (i) trading in securities of the Company or in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, and any such suspensions, limitations or restrictions shall continue to remain in effect, (ii) a general banking moratorium shall have been declared in the United States by the relevant authorities which moratorium shall not have been lifted 24 hours prior to the Closing Date, (iii) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Final Prospectus or (iv) there shall have been a decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or a notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

10. SUBSTITUTION OF UNDERWRITERS.

If either Underwriter shall fail or refuse to purchase any of the Securities which it has agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities, the non-defaulting Underwriter shall be obligated to purchase the Securities which such defaulting Underwriter agreed but failed or refused to purchase; provided that in no event shall the maximum principal amount of Securities which the non-defaulting Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of the principal amount of Securities agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If an Underwriter shall fail or refuse to purchase any Securities and the aggregate principal amount of Securities which such defaulting Underwriter agreed but failed or refused to purchase exceeds one-tenth of the aggregate principal amount of the Securities and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Securities under this Agreement. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. MISCELLANEOUS.

Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 100 Century Park Drive, Monroe, Louisiana 71203, Attention: Harvey P. Perry, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary or (b) if to the Underwriters, to Banc of America Securities LLC at 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Lynn T. McConnell and to Salomon Smith Barney Inc. at 338 Greenwich Street, New York, New York 10013, Attention: Stephen M. Winningham. Any such notice shall be effective only upon receipt. Any notice under Section 9 or 10 may be made by telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 8, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from any of the Underwriters.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Company and the Underwriters each hereby irrevocably waive any right they may have to trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours, CENTURYTEL, INC. By: /s/ R. Stewart Ewing, Jr. Name: R. Stewart Ewing, Jr. Title: Executive Vice President and Chief Financial Officer

Confirmed as of the date first
above mentioned:

Banc of America Securities LLC

By: /s/ Lilly Chang
Name: Lilly Chang
Title: Principal

Salomon Smith Barney Inc.

By: /s/ Alan B. Mitchell
Name: Alan B. Mitchell
Title: Vice President

SCHEDULE I

UNDERWRITERS
Name	Principal Amount of Series I Notes To Be Purchased
Banc of America Securities LLC Salomon Smith Barney Inc. Total	$ 200,000,000 200,000,000 ___________________ $ 400,000,000

SCHEDULE II

SUBSIDIARIES

CenturyTel of Central Wisconsin, LLC

CenturyTel of Evangeline, LLC (successor to Evangeline Telephone Company)

CenturyTel of Arkansas, Inc. (formerly named Century Telephone of Arkansas, Inc.)

CenturyTel of Mountain Home, Inc. (formerly named Mountain Home Telephone Co., Inc.)

CenturyTel of Wisconsin, LLC (successor to Century Telephone of Wisconsin, Inc.)

CenturyTel Midwest-Michigan, Inc. (formerly named Century Telephone Midwest, Inc.)

Century Cellunet of Southern Michigan, Inc.

CenturyTel Wireless, Inc. (formerly named Century Cellunet, Inc.)

CenturyTel of Ohio, Inc. (formerly named Century Telephone of Ohio, Inc.)

Pacific Telecom Cellular, Inc.

Spectra Communications Group, LLC

Telephone USA of Wisconsin, LLC

CenturyTel of Washington, Inc.

CenturyTel of Eagle, Inc.

CenturyTel of Midwest-Kendall, Inc.

CenturyTel of Montana, Inc.

CenturyTel of Northwest Arkansas, LLC

CenturyTel of Central Arkansas, LLC

EXHIBIT A

CENTURYTEL, INC.

PRICE DETERMINATION AGREEMENT

October 12, 2000

Banc of America Securities LLC
Salomon Smith Barney Inc.

c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolin 28255

Dear Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated October 12, 2000 (the "Underwriting Agreement"), among CenturyTel, Inc., a Louisiana corporation (the "Company"), and the Underwriters named in Schedule I thereto or hereto (the " Underwriters"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of $400,000,000 principal amount of the Company's 7.750% Remarketable Senior Notes, Series I, due 2012 (the "Series I Notes" or the "Securities") to be issued pursuant to an Indenture dated as of March 31, 1994 between the Company and Regions Bank (successor to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Underwriters that the purchase price for the Securities to be paid by each of the Underwriters shall be 99.644% of the aggregate principal amount of the Series I Notes set forth opposite the name of such Underwriter in Schedule I attached hereto.

The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate in all material respects as though expressly made at and as of the date hereof.

As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours, CENTURYTEL, INC. By: Name: Title:

Confirmed as of the date first
above mentioned:

Banc of America Securities LLC

By:
Name:
Title:

Salomon Smith Barney Inc.

By:
Name:
Title:

EXHIBITS B AND C INTENTIONALLY OMITTED